As filed with the Securities and Exchange Commission on
                                  June 17, 1994

                                                     Registration No. 33-
        -----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-3
                             Registration Statement
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)
                               __________________

                Delaware                             0-2209186
         State or other jurisdiction of         (I.R.S. Employer
        incorporation or organization           Identification No.)

                                 81 Wyman Street
                                  P.O. Box 9046
                             Waltham, MA 02254-9046
                                 (617) 622-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Sandra L. Lambert, Secretary
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                             Waltham, MA  02254-9046
                                 (617) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

        Seth H. Hoogasian, Esquire         Edwin L. Miller, Jr., Esquire
             General Counsel                Testa, Hurwitz & Thibeault
        Thermo Electron Corporation                  Exchange Place
             81 Wyman Street                         53 State Street
               P.O. Box 9046               Boston, Massachusetts 02109
        Waltham, Massachusetts 02254-9046
                              ______________________

             Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement has become effective.
PAGE

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment
        plans, please check the following box.   [   ]

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check
        the following box.   [  x ]


        CALCULATION OF REGISTRATION FEE
         Title of each   Amount to Proposed    Proposed      Amount of
            class of        be      maximum     maximum    registration
         securities to  Registered offering    aggregate       fee
         be registered               price  offering price
                                      per         (1)
                                     share
                                      (1)

        Common Stock,   7,301,588   $ 39.94 $291,625,424.72 $100,560.49
        $1.00 par value shs.

        (1)  Estimated solely for the purpose of calculating the
             registration fee pursuant to Rule 457(c) under the
             Securities Act of 1933 based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 14, 1994.
                            _________________________

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


        -----------------------------------------------------------------
PAGE

                               P R O S P E C T U S

                                7,301,588 SHARES

                           THERMO ELECTRON CORPORATION

                                  Common Stock

                            PAR VALUE $1.00 Per Share
                              ____________________

             This Prospectus relates to the resale of 7,301,588 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Thermo Electron Corporation (the "Company") issuable upon conversion of the Company's outstanding 5% Senior Convertible Debentures due 2001 (the "Debentures"). The Debentures are convertible, at the option of the holder, at a conversion price of $47.25 per share, subject to adjustment for certain events. The Shares may be offered from time to time in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected by the sale of the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the sellers and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The sellers of the Shares and any broker-dealer who acts in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

             None of the proceeds from the sale of the Shares will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisors to the sellers of the Shares) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the sellers of the Shares against certain liabilities, including liabilities under the Securities Act as underwriter or otherwise.

                             ______________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
PAGE

                             ______________________

             No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.

                              _____________________
              June 17, 1994
PAGE

                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is listed on the New York Stock Exchange (the "NYSE"), and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the office of the NYSE, 20 Broad Street, New York, New York 10005.

             This Prospectus, which constitutes part of a registration statement (herein, together with all exhibits thereto, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933 (the "Securities Act"), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document filed with the Commission.

             The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to: Sandra L. Lambert, Secretary, Thermo Electron Corporation, 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number: (617-622-1000).


                                TABLE OF CONTENTS

        Available Information  ...................................... 2
        The Company  ................................................ 3
        Incorporation of Documents by Reference  .................... 3
        Legal Opinion  .............................................. 3
        Experts  .................................................... 4


                                        2
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






                                   THE COMPANY

             The Company develops, manufactures and markets analytical and environmental-monitoring instruments, alternative-energy systems, industrial process equipment, biomedical products and various devices based on advanced technologies. The Company also provides metallurgical heat-treating, environmental engineering and analytical laboratory services. The Company conducts its business through its divisions and wholly owned subsidiaries, as well as majority-owned subsidiaries that are partially owned by the public or by private investors.

             The Company, a Delaware corporation, was incorporated in 1956, completed its initial public offering in 1967 and was listed on the New York Stock Exchange in 1980. The principal executive office of the Company is located at 81 Wyman Street, Waltham, Massachusetts 02254-9046 (telephone 617-622-1000).

                     INCORPORATION OF DOCUMENTS BY REFERENCE

             The following documents previously filed with the Commission are incorporated in this Prospectus by reference:

             (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 1994.

             (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 1994.

             (3) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as amended.

             All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

             Statements in documents incorporated by reference herein shall be deemed modified by statements herein. Statements so modified shall constitute part of this Prospectus only as so modified.

                                  LEGAL OPINION

             Certain legal matters relating to the Shares of Common Stock have been passed upon for the Company by Seth H. Hoogasian, General Counsel of the Company. Mr. Hoogasian owns or has the right to acquire 33,623 shares of Common Stock and 113,000 shares of the common stock of the Company's subsidiaries.





                                        3
PAGE

                                     EXPERTS

             The financial statements and schedules of the Company for the year ended January 1, 1994, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the reports of said firm and the authority of said firm as experts in giving said reports.















































                                        4
PAGE

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution.

        The expenses (other than the underwriting discount) incurred by the Company in connection with the issuance and distribution of the securities being registered (including the securities which may be issued pursuant to an over-allotment option) are as follows:

                                                          Amount*
                                                          -------

   Securities and Exchange Commission Registration Fee  $100,560
   New York Stock Exchange Listing Fee  ................. 25,650
   Legal Fees and expenses  .............................  1,000
   Accounting fees and expenses  ........................  1,000
   Miscellaneous  .......................................  1,760
     Total  ............................................$130,000

   _______________
        * All amounts are estimated except the Securities and Exchange Commission fee and the New York Stock Exchange listing fee.


   Item 15.  Indemnification of Directors and Officers.

        (a) Section 145 of the General Corporation Law of the State of Delaware (Chapter 1, Title 8, Delaware Code of 1953) provides as follows:

             "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
        fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its
                                                  ---- ----------
        equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and,

                                      II-1
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





        with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             "(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

             "(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
        (a) and (b) of this section or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

             "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

             "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid
                                      II-2
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        upon such terms and conditions, if any, as the board of directors deems appropriate.

             "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

             "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

             "(h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

             "(i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

             "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to
                                      II-3
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        the benefit of the heirs, executors and administrators of such a person."

        (b) Section Seven of Article NINTH of the Registrant's Restated Certificate of Incorporation provides as follows:

                   "(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except as otherwise provided herein) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

             "(b) In the case of any action or suit by or in the right of the Corporation to procure a judgment in its favor, no indemnification shall be made (i) except for expenses (including attorneys' fees) or
        (ii) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

             "(c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

             "(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

                                      II-4
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             "(e)  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

             "(f) The indemnification and advancement of expenses provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person."

        (c) Article THIRTEENTH of the Registrant's Restated Certificate of Incorporation provides as follows:

        "No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The foregoing provisions of this Article shall not eliminate the liability of a director for any act or omission occurring prior to the date on with this Article becomes effective. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act of omissions of such director occurring prior to such amendment or repeal."

        (d) The Registrant has an insurance policy issued by the Chubb Group which insures the directors and officers of the Registrant against certain liabilities which might be incurred in connection with the performance of their duties.

        (e) The Registrant has indemnification agreements with its directors and officers that provide the maximum indemnification allowed by law.

   Item 16.  Exhibits.

        See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.



                                      II-5
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   Item 17.  Undertakings.

   (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
                       arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the

                                      II-6
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   offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


































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





                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 15th day of June, 1994.

                                      THERMO ELECTRON CORPORATION

                                      By: /s/ George N. Hatsopoulos
                                          -------------------------
                                          George N. Hatsopoulos
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John N. Hatsopoulos, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Theo Melas-Kyriazi, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                                  Title                Date
   ---------                                  -----                ----


   /s/ George N. Hatsopoulos       Chairman of the Board,     June 15, 1994
   -------------------------
       George N. Hatsopoulos       President, Chief
                                   Executive Officer and
                                   Director


   /s/ John N. Hatsopolous         Executive Vice President   June 15, 1994
   -----------------------
       John N. Hatsopolous         and Chief Financial
                                   Officer (principal
                                   financial officer)

   /s/ Paul F. Kelleher            Vice President, Finance    June 15, 1994
   --------------------
       Paul F. Kelleher            (principal accounting
                                   officer)


                                      II-8
PAGE

   /s/ John M. Albertine                    Director          June 15, 1994
   ---------------------
       John M. Albertine

   /s/ Peter O. Crisp                       Director          June 15. 1994
   ------------------
       Peter O. Crisp


   /s/ Elias P. Gyftopoulos                 Director          June 15, 1994
   ------------------------
       Elias P. Gyftopoulos


   /s/ Frank Jungers                        Director          June 15, 1994
   -----------------
       Frank Jungers

   /s/ Robert A. McCabe                     Director          June 15, 1994
   --------------------
       Robert A. McCabe


   /s/ Frank E. Morris                      Director          June 15, 1994
   -------------------
       Frank E. Morris


   /s/ Donald E. Noble                      Director          June 15, 1994
   -------------------
       Donald E. Noble


   /s/ Hutham S. Olayan                     Director          June 15, 1994
   --------------------
       Hutham S. Olayan

   /s/ Roger D. Wellington                  Director          June 15, 1994
   -----------------------
       Roger D. Wellington





















                                      II-9
PAGE

                                  EXHIBIT INDEX
                                  -------------


     Exhibit No.       Description of Exhibit             Sequential Page No.
     -----------       ----------------------             -------------------

        5              Opinion of Seth H. Hoogasian, Esq.

        23.1           Consent of Arthur Andersen & Co.


        23.2           Consent of Seth H. Hoogasian, Esq.
                       (contained in Exhibit 5)

        25             Power of Attorney (see page II -
                       6 of this Registration Statement)